Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199745, 333-214284, and 333-248708 on Form S-8 of our reports dated May 14, 2026, relating to the financial statements of Boot Barn Holdings, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 28, 2026.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 14, 2026